REGISTRATION NOS. 333-       AND 333-     -01
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ---------------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ---------------------------


             DQE, INC.                             DQE CAPITAL CORPORATION
    (Exact name of registrant                    (Exact name of registrant
   as specified in its charter)                  as specified in its charter)
           PENNSYLVANIA                                   DELAWARE
   (State or other jurisdiction                 (State or other jurisdiction
 of incorporation or organization)            of incorporation or organization)
            25-1598483                                   25-1837152
 (I.R.S. Employer Identification)             (I.R.S. Employer Identification)
       411 SEVENTH AVENUE                            411 SEVENTH AVENUE
PITTSBURGH, PENNSYLVANIA 15219-1905          PITTSBURGH, PENNSYLVANIA 15219-1905
         (412) 393-6000                              (412) 393-6000
  (Address, including zip code,                 (Address, including zip code,
 and telephone number, including               and telephone number, including
   area code, of registrant's                    area code, of registrant's
  principal executive offices)                  principal executive offices)


                               DAVID R. HIGH, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                    DQE, INC.
                               411 SEVENTH AVENUE
                       PITTSBURGH, PENNSYLVANIA 15219-1905
                                 (412) 393-1143
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          ---------------------------
                                   COPIES TO:

                            J. ANTHONY TERRELL, ESQ.
                             CATHERINE C. HOOD, ESQ.
                            THELEN REID & PRIEST LLP
                               40 WEST 57TH STREET
                          NEW YORK, NEW YORK 10019-4097

                          ---------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective, as determined by market and other conditions.

                          ---------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.| |

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.| |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.| |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.| |

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                                        Proposed Maximum
             Title of each class of                 Amount to be     Proposed Maximum      Aggregate        Amount of
          Securities being registered             Registered(1)(2)    Offering Price     Offering Price   Registration
                                                                      Per Unit (1)(2)        (1)(2)            Fee
------------------------------------------------------------------------------------------------------------------------
Securities of DQE, Inc.
     Preferred Stock (3)
     Common Stock (4)
     Stock Purchase Contracts (5)
     Stock Purchase Units (6)
     Warrants (7)
     Debt Securities (8)
     Guaranties of Debt Securities of DQE
       Capital Corporation (9)
Securities of DQE Capital Corporation
     Debt Securities (10)
------------------------------------------------------------------------------------------------------------------------
Total..........................................     $500,000,000           100%           $500,000,000       $46,000
========================================================================================================================

(1) Pursuant to General Instruction II.D to Form S-3, the Amount to be Registered, Proposed Maximum Aggregate Price per Unit, and Proposed Maximum Aggregate Offering Price have been omitted for each class of securities which are registered hereby.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). The aggregate initial offering price, and the amount registered, is assumed to be $500,000,000 (or the equivalent thereof, on the date of issuance, in one or more foreign currencies, foreign currency units or composite currencies). This amount excludes accrued interest and dividends, if any, and, in the case of debt securities issued at a discount, represents the offering price rather than the principal amount.
(3) An indeterminate number of shares of preferred stock, no par value. Shares of common stock may be issued (a) separately or (b) upon conversion or exchange of securities registered hereunder, to the extent such securities are, by their terms, convertible into or exchangeable for preferred stock.
(4) An indeterminate number of shares of common stock, no par value. Shares of preferred stock may be issued (a) separately or (b) upon conversion or exchange of securities registered hereunder, to the extent such securities are, by their terms, convertible into or exchangeable for common stock.
(5) An indeterminate number of stock purchase contracts. Each stock purchase contract may be issued (a) separately or (b) as part of stock purchase units registered hereby. A stock purchase contract would obligate the holder, upon settlement, to purchase an indeterminate number of shares of common stock registered hereby. If a stock purchase contract is issued as part of a stock purchase unit, no separate consideration will be received for the stock purchase contract.
(6) An indeterminate of stock purchase units. Each stock purchase unit would consist of (a) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock registered hereby and (b) a debt security of DQE, Inc. or DQE Capital Corporation registered hereby or the debt obligation of a third party, including a U.S. Treasury Security. No separate consideration will be received for the stock purcahse contract, the debt security or the debt obligation of a third party.
(7) An indeterminate number of warrants to purchase either common stock or preferred stock registered hereby. The warrants may be issued (a) separately or (b) upon conversion or exchange of other securities registered hereby, to the extent such securities are, by their terms, convertible into or exchangeable for warrants to purchase preferred or common stock.
(8) An indeterminate number of debt securities of DQE, Inc. DQE debt securities may be issued (a) separately or (b) as part of stock purchase units which are registered hereby.
(9) DQE, Inc. is also registering under this registration statement the obligations it may have as guarantor of the debt securities issued by DQE Capital Corporation. No separate consideration will be received for any such guaranty.
(10) An indeterminate number of debt securities of DQE Capital Corporation.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                              SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED APRIL 5, 2002



PROSPECTUS

$500,000,000

DQE, INC.
DQE CAPITAL CORPORATION

PREFERRED STOCK
COMMON STOCK
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS
WARRANTS
DQE DEBT SECURITIES
DQE CAPITAL DEBT SECURITIES

DQE may offer from time to time its Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units, Warrants to purchase Preferred or Common Stock and Debt Securities, and DQE Capital may offer from time to time its Debt Securities, up to an aggregate amount of $500,000,000.
____________________________

One or more supplements to this prospectus will indicate the amount and terms of each issue of securities, including the offering price, to be issued by DQE and DQE Capital.

DQE and DQE Capital may sell the securities to or through underwriters, dealers or agents or directly to one or more purchasers. The applicable prospectus supplement will describe each offering of the securities.
____________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

____________________________

The date of this prospectus is ______ __, 2002.

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                                  RED HERRING TEXT

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any jurisdiction in which the offer or sale is not permitted.
--------------------------------------------------------------------------------

                              TABLE OF CONTENTS




IMPORTANT INFORMATION ABOUT THIS PROSPECTUS..........2          DESCRIPTION OF STOCK PURCHASE CONTRACTS
AVAILABLE INFORMATION................................3            AND STOCK PURCHASE UNITS..........................13
A WARNING ABOUT FORWARD-LOOKING STATEMENTS...........3          DESCRIPTION OF DQE WARRANTS.........................14
DQE..................................................4          DESCRIPTION OF DQE DEBT SECURITIES..................14
DQE CAPITAL..........................................5          DESCRIPTION OF DQE CAPITAL DEBT SECURITIES..........23
DESCRIPTION OF DQE CAPITAL STOCK.....................6          PLAN OF DISTRIBUTION................................32
  Preferred Stock....................................6          EXPERTS.............................................33
  Common Stock......................................10          LEGAL OPINIONS;.....................................34
                                                                PENNSYLVANIA TAXES..................................34


                   IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

      This prospectus is part of a "shelf" registration statement that DQE and DQE Capital filed with the United States Securities and Exchange Commission, or the "SEC." We may sell the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities. Each time we offer securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities then being offered. The supplement may also add, update or change information contained in this prospectus.

      In addition to the information contained in this prospectus and applicable supplement, this prospectus incorporates by reference important business and financial information about DQE that is not included in or delivered with this prospectus. See "AVAILABLE INFORMATION." You may obtain copies of documents containing such information from us, without charge, by either calling or writing to us at:

                                    DQE, Inc.
                               411 Seventh Avenue
                                  P.O. Box 1930
                       Pittsburgh, Pennsylvania 15230-1090
                         Attention: Corporate Secretary
                             Telephone: 412-393-6000

      You should rely only on the information contained or incorporated by reference in this prospectus and the applicable supplement. We have not authorized any other person to provide you with different information. You should not assume that the information contained or incorporated in this prospectus as of any time after the date of this prospectus or, if later, the date of an incorporated document, is accurate because our business, financial condition or results of operations may have changed since that date.

      We are not making an offer to sell any securities in any jurisdiction where an offer or sale is not permitted.

                              AVAILABLE INFORMATION

      DQE files annual, quarterly and other reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy these reports at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov.) that contains DQE's reports filed with the SEC.

      DQE incorporates by reference into this prospectus:

     o DQE's most recent Annual Report on Form 10-K filed by DQE with the SEC pursuant to the Exchange Act; and

     o all other documents filed by DQE with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of DQE's most recent Annual Report and before the termination of the offering made by this prospectus, and all of such documents are deemed to be a part of this prospectus from the date of filing such documents. The documents incorporated or deemed to be incorporated herein by reference are sometimes hereinafter called the "Incorporated Documents." Any statement contained in an Incorporated Document may be modified or superseded by a statement in this prospectus or in any prospectus supplement or in any subsequently filed Incorporated Document. The Incorporated Documents as of the date of this prospectus are:

     o    the Annual Report on Form 10-K for the year ended December 31, 2001;
          and

     o    Current Report on Form 8-K, dated April 5, 2002.

      DQE, maintains an Internet site (http://www.dqe.com) that contains information concerning DQE and its affiliates including DQE. The information contained at the Internet site of DQE. is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

      Statements contained in this prospectus, including the documents that are incorporated by reference, that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about plans, objectives and strategies and possible future results of our operations, as well as the assumptions upon which these statements are based. Also, when we use any of the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Actual results or performance may differ materially from those contemplated by the forward-looking statements due to a number of known and unknown risks and uncertainties, many of which are beyond our control. Demand for electric utility service, as well as change in market and weather conditions, will affect cash flows, returns on investments and earnings levels of Duquesne Light Company, our largest operating subsidiary. Energy prices will affect the number of customers using Duquesne Light's provider of last resort service, which in turn will affect earnings. Overall DQE performance will also be affected by economic, competitive, regulatory, governmental and technological factors affecting operations, markets, products, services, and prices applicable to the businesses of all our subsidiaries, as well as the factors discussed in our SEC filings made to date. We refer to the documents identified above under "AVAILABLE Information" for a discussion of these and other risks and uncertainties.

                                       DQE

GENERAL

     DQE is a holding company whose subsidiaries deliver essential products and services including electricity, water and communications to more than one million customers throughout the United States. Our subsidiaries include:

     o Duquesne Light Company, our largest operating subsidiary, which is engaged in the transmission and distribution of electric energy and provides electric service to approximately 586,000 direct customers in southwestern Pennsylvania (including in the City of Pittsburgh), a territory of approximately 800 square miles. As a public utility, Duquesne Light is subject to regulation by the Pennsylvania Public Utility Commission with respect to retail rates, accounting, issuance of securities and other matters. Duquesne Light is also subject to regulation by the Federal Energy Regulatory Commission with respect to rates for wholesale sales and transmission services, accounting and other matters.

     o AquaSource, Inc., which is a water resource management company that acquires, develops and manages water and wastewater systems and complementary businesses.

     o DQE Energy Services, LLC, which is an energy facilities management company that provides energy outsourcing solutions including development, operation and maintenance of energy and alternative fuel facilities.

     o DQE Communications, Inc., which developed and owns a 60,000 mile fiber-optic network in Pittsburgh.

     o DQE Financial Corp., which owns and operates landfill gas collection and processing systems and is an investment and portfolio management organization focused on structured finance and alternative energy investments.

     o    DQE Capital, which is described below under its own heading.

     o Other business lines, including propane distribution and insurance services for DQE and various affiliates.

     In the second half of 2001, following the completion of a strategic review process, DQE announced a new management team and a change in its strategic direction. DQE adopted a "back-to-basics" strategy featuring, among other things, a more concentrated focus on our utility operations and complementary businesses.

     DQE is a "holding company" under the Public Utility Holding Company Act of 1935, but is exempt from all provisions thereof except Section 9(a)(2) which relates to the acquisition of public utility companies.

     DQE's principal executive offices are located 411 Seventh Avenue, Pittsburgh, Pennsylvania 15219-1905 and the telephone number is (412) 393-6000.

     See AVAILABLE INFORMATION for the availability of additional information about DQE.

EFFECT OF HOLDING COMPANY STRUCTURE

     DQE Debt Securities or Guaranties

     Since DQE is a holding company, substantially all of the assets shown on DQE's consolidated balance sheet are held by its subsidiaries. Accordingly, DQE's earnings and cash flow and its ability to meet its obligations are largely dependent upon the earnings and cash flows of such subsidiaries and the distribution or other payment of such earnings to DQE in the form of dividends or loans or advances and repayment of loans and advances from DQE. The subsidiaries are separate and distinct legal entities and, except for DQE Capital, have no obligation to pay any amounts due on any securities offered by this prospectus or to make any funds available for such payment.

     Due to the holding company structure, DQE's obligations on its debt securities, or on its guaranty of DQE Capital's debt securities, will be effectively subordinated to all existing and future liabilities of DQE's subsidiaries. Therefore, DQE's rights and the rights of its creditors, including the rights of the holders of DQE Capital's debt securities under DQE's guaranty thereof, to participate in the assets of any subsidiary (other than DQE Capital) upon the liquidation or reorganization of such subsidiary will be subject to the prior claims of such subsidiary's creditors. To the extent that DQE may itself be a creditor with recognized claims against any such subsidiary, DQE's claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of such subsidiary and would be subordinated to any indebtedness or other liabilities of such subsidiary senior to that held by DQE. Although certain agreements to which DQE and its subsidiaries are parties limit the incurrence of additional indebtedness, DQE and its subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.

     DQE Equity Securities

     Any equity securities of DQE, including preferred or common stock, which may be offered by this prospectus are, by definition, junior in entitlement to dividends or assets to claims of DQE's creditors including, but not limited to, holders of debt securities issued or guaranteed by DQE and, as discussed above, to the claims of creditors of DQE's subsidiaries.

     DQE's board of directors regularly evaluates our common stock dividend policy and sets the amount each quarter. The level of dividends will continue to be influenced by many factors such as, among other things, our earnings, financial condition and cash flows from subsidiaries, as well as general economic and competitive conditions. The board also has to consider the impact of the downgrade in the ratings of certain of our securities and the effectiveness of the divestiture of non-complementary assets, which are discussed in the Incorporated Documents.

     Duquesne Light Company

     As discussed above, Duquesne Light Company is our largest subsidiary. If Duquesne Light cannot pay dividends on its common stock, we may not be able to pay dividends on our common stock or preferred stock. Payments of dividends on Duquesne Light's common stock may be restricted by Duquesne Light's obligations to holders of preferred and preference stock, under Duquesne Light's articles of incorporation, and by obligations of a Duquesne Light subsidiary to holders of its securities and other creditors. No dividends or distributions may be made on Duquesne Light's common stock if Duquesne Light has not paid dividends or sinking fund obligations on its preferred or preference stock. Further, the aggregate amount of Duquesne Light's common stock dividend payments or distributions may not exceed certain percentages of net income if the ratio of total common shareholder's equity to total capitalization is less than specified percentages. Dividends on Duquesne Light stock may also be effectively limited by the terms of certain financing agreements.

                                   DQE CAPITAL

     DQE Capital Corporation is a Delaware corporation and a wholly owned subsidiary of DQE. DQE Capital's primary business purpose is to provide financing for the operations of the direct and indirect subsidiaries of DQE other than Duquesne Light Company.

     DQE Capital's principal executive offices are located at 411 Seventh Avenue, Pittsburgh, Pennsylvania 15219-1905 and the telephone number is (412) 393-6000.

                                USE OF PROCEEDS

     Except as otherwise specified in the applicable prospectus supplement, DQE intends to use the proceeds of each issue of its securities which may be offered by this prospectus to make loans to and/or equity investments in one or more of DQE's direct or indirect subsidiaries (other than DQE Capital), to repay advances from subsidiaries and otherwise for general corporate purposes. These subsidiaries may, in turn, use the funds so invested for general corporate purposes, including expanded business activities and the reduction of short-term debt incurred to provide interim financing.

     Except as otherwise specified in the applicable prospectus supplement, DQE Capital intends to use the proceeds of each issue of its securities which may be offered by this prospectus for loans to DQE and/or to one or more of DQE's direct or indirect subsidiaries (other than Duquesne Light Company) to be ultimately used for the purposes generally described above.

                        DESCRIPTION OF DQE CAPITAL STOCK

     DQE may offer additional shares of preferred stock in one or more series. DQE may also offer additional shares of common stock. DQE's Restated Articles of Incorporation, as amended (the "Articles"), authorize DQE to issue up to 4,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"). The Articles also authorize DQE to issue up to 187,500,000 shares of Common Stock, no par value (the "Common Stock"). As of December 31, 2001, there were outstanding 163,520 shares of Preferred Stock, Series A (Convertible) (the "Series A Preferred Stock"), and 55,908,277 shares of Common Stock. The new shares of Preferred Stock and Common Stock which may be offered by this prospectus are called the "New Preferred Stock" and the "New Common Stock", respectively.

     The terms of the New Preferred Stock and the New Common Stock and the rights of the holders thereof will include those stated in the Articles and those granted by the law of the Commonwealth of Pennsylvania. The following summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Articles and Pennsylvania law. DQE has filed the Articles, as well as a form of amendment to establish a series of New Preferred Stock, as exhibits to the registration statement of which this prospectus is a part. Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings set forth in the Articles. Wherever particular provisions of the Articles or terms defined in the Articles are referred to, those provisions or definitions are incorporated by reference as a part of the statements made in this prospectus and those statements are qualified in their entirety by that reference.

                                PREFERRED STOCK

GENERAL

     The Board of Directors is authorized to divide the Preferred Stock into series and, as to each series, to determine the designation and number of shares of such series and the voting rights, preferences, limitations and special rights, if any, of the shares of such series. Such divisions and determinations will be set forth in one or more amendments to the Articles adopted by the Board of Directors. All shares of Preferred Stock of each series rank equally as to dividends and the liquidation preference of such shares payable upon the liquidation, dissolution or winding up of DQE. All shares of Preferred Stock of all series will rank equally as to dividends and liquidation preference except to the extent otherwise provided in the amendment to the Articles establishing any series of Preferred Stock.

     The prospectus supplement relating to each series of New Preferred Stock offered by this prospectus will set forth or describe:

     o    the designation and number of shares of such series;

     o the dividend rate or rates on the shares of such series, the date or dates from which dividends shall accrue, the dates on which dividends will, subject to the provisions of the Articles, be payable, the record dates for the payment of dividends and the relative ranking of such shares as to the payment of dividends;

     o the liquidation preference of the shares of such series and the relative ranking of such shares as to the payment of amounts upon liquidation, dissolution or winding up;

     o provisions relating to optional or mandatory redemption of the shares of such series;

     o provisions relating to the optional or mandatory conversion of the shares of such series into other securities of DQE;

     o provisions relating to the optional or mandatory exchange of the shares of such series for other securities of DQE or any other issuer;

     o    the voting rights of the holders of the shares of such series; and

     o any other preferences, limitations and/or special rights of the shares of such series.

DIVIDENDS

     General

     When, as and if declared by the Board of Directors, and subject to the rights of the holders of any shares of any series of Preferred Stock or other stock ranking senior to or on a parity with any particular series of New Preferred Stock with respect to dividends, DQE will pay, out of funds legally available therefor, dividends in cash to the holders of shares of each series of New Preferred Stock at the rate or rates thereon.

     Dividends on the shares of each series of New Preferred Stock will be payable, subject to the terms and conditions set forth in the Articles, on each dividend payment date, beginning on the first dividend payment date following the respective date or dates of issuance of the shares of such series, to the registered holders of such shares as of the close of business on the record date with respect to such dividend payment date.

     Accrual of Dividends, etc.

     Except as otherwise specified in the applicable prospectus supplement, dividends will begin to accrue on the shares of each series of New Preferred Stock from the respective date or dates of issuance of the shares of such series. Dividends will accrue on a daily basis whether or not at the time DQE shall have funds legally available for distributions to shareholders. Except as otherwise specified in the applicable prospectus supplement, accrued dividends for any period less than a full annual period will be computed on the basis of a year deemed to consist of (A) 360 days and (B) twelve calendar months each, itself, deemed to consist of 30 days; provided, however, that, if any part of the period for which accrued dividends are being computed shall consist of a portion of a calendar month, accrued dividends for such part of such period will be computed on the basis of the actual number of days elapsed during such calendar month (excluding the date of payment, if any, in such calendar month) in relation to the full annual dividend accrued during a deemed 360-day year. Accrued but unpaid dividends will accumulate as of the dividend payment date on which they first become payable, but no interest shall accrue on accumulated but unpaid dividends.

     Parity Stock

     So long as any series of New Preferred Stock shall be outstanding, if (A) at any time DQE shall not have satisfied in full the cumulative dividends accrued on such series of New Preferred Stock for all Dividend Periods (as hereinafter defined) ended at or prior to such time and (B) at such time there shall have accrued and shall remain unpaid, for Dividend Periods ended at or prior to such time, dividends on shares of any other series of the Preferred

Stock or any other class of stock in either case ranking as to dividends on a parity with such series of New Preferred Stock, any funds of DQE legally available for the purpose will be allocated among all cumulative dividends accrued and unpaid, for all Dividend Periods ended at or prior to such time, on all such parity series of the Preferred Stock and such other parity stock in proportion to the respective amounts thereof.

     Junior Securities

     So long as any shares of any series of New Preferred Stock shall be outstanding, DQE will not (A) declare or pay or set apart for payment any dividends or make any other distributions on any Junior Securities (as hereinafter defined) or (B) make any payment on account of the redemption, purchase or other acquisition or retirement of any Junior Securities, unless, as of the date of any such declaration, setting aside or payment, as the case may be, there shall also have been declared and paid or set aside for payment dividends accumulated on such series of New Preferred Stock during all Dividend Periods ended on or prior to such date; provided, however, that the foregoing restriction will not prohibit (X) any dividend payable solely in shares of Junior Securities or (Y) the acquisition of any Junior Securities either (i) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement), or any dividend or interest reinvestment or stock purchase plan, of DQE or any affiliate of DQE heretofore or hereafter adopted or (ii) in exchange solely for any other Junior Securities; and provided, further, that nothing in the Articles will prevent the simultaneous declaration or payment of dividends on both the Preferred Stock and any Junior Securities if, at the time of such declaration, there are sufficient funds legally available to pay all dividends concurrently.

LIQUIDATION

     General

     Subject to the rights of the holders of shares of any series of Preferred Stock any stock of DQE ranking senior to or on a parity with any particular series of New Preferred Stock in respect of distributions upon the liquidation, dissolution or winding up of DQE, upon any such liquidation, dissolution or winding up (whether voluntary or involuntary), each holder of shares of each series of New Preferred Stock will be entitled to be paid, out of the assets of DQE which remain after the payment and discharge of all liabilities of DQE, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (as hereinafter defined) of the shares of such series of New Preferred Stock held by such holder plus an amount equal to accrued and unpaid dividends thereon to (but excluding) the date of payment, and the holders of shares of series of New Preferred Stock will not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of DQE, DQE's assets available to be distributed among the holders of the shares of series of New Preferred Stock and any other series of the Preferred Stock and any other stock in either case ranking as to any such distribution on a parity with the series of New Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then such assets will be allocated among all liquidation requirements on all such parity series of Preferred Stock and such other parity stock in proportion to the respective amounts then required for the satisfaction thereof.

     Neither the consolidation, merger or other combination of DQE with or into any other entity or entities (whether or not DQE is the surviving entity), nor the sale, transfer or other disposition by DQE of all or any part of its assets, nor the reduction of the capital stock of DQE nor any other form of recapitalization or reorganization affecting DQE will be deemed to be a liquidation, dissolution or winding up of DQE within the meaning of the preceding paragraph.

REDEMPTION

     The applicable prospectus supplement will set forth any terms for the optional or mandatory redemption of each series of New Preferred Stock.

     Except as otherwise specified in the applicable prospectus supplement, if less than all of the outstanding shares of any series of New Preferred Stock are to be redeemed, DQE will select the shares to be redeemed pro rata, by lot or by any other method as shall be determined by DQE to be equitable.

     Except as otherwise specified in the applicable prospectus supplement, any notice of mandatory or optional redemption will be sent to the holders of the shares of any series of New Preferred Stock to be redeemed at the addresses shown on the books of DQE by first class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date.

     With respect to any notice of redemption of shares of series of New Preferred Stock at the option of DQE, unless, upon the giving of such notice, such shares shall be deemed to have been redeemed and to be no longer outstanding by reason of the deposit with a redemption agent of funds sufficient to effect such redemption in accordance with and subject to the Articles, such notice may state that such redemption shall be conditional upon the setting aside by DQE or the delivery to a redemption agent, on or prior to the date fixed for such redemption, of legally available funds sufficient to pay the redemption price of such shares, and that if such funds shall not have been so set aside or delivered such notice shall be of no force or effect and DQE shall not be required to redeem such shares. In the event that such notice of redemption contains such a condition and such funds are not so set aside or delivered, the redemption shall not be made and within a reasonable time thereafter notice shall be given that such funds were not so set aside or delivered and such redemption was not required to be made.

RANKING; PRO RATA SHARING; RETIREMENT

     Ranking

     Except as otherwise specified in the applicable prospectus supplement, each series of New Preferred Stock will rank senior to the Common Stock as to the payment of dividends and as to the distribution of assets on liquidation, dissolution or winding-up of DQE, and, except as so specified, each series of New Preferred Stock will rank on a parity with all other series of Preferred Stock as to the payment of dividends and as to the distribution of assets on liquidation, dissolution or winding-up.

     Pro Rata Sharing

     Except to the extent otherwise provided in the Articles, all payments to be made in respect of the shares of each series of New Preferred Stock and shares of each other series of Preferred Stock and of any other stock ranking on a parity with such series of New Preferred Stock with respect to payments of such character will be made pro rata, so that amounts paid per share on such series of New Preferred Stock, such other series of Preferred Stock and such other priority stock will in all cases bear to each other the same ratio that the amounts then payable per share on all shares of such series of Preferred Stock and such other priority stock bear to each other.

     Retirement

     Any shares of each series of New Preferred Stock redeemed or converted as provided in the applicable prospectus supplement will be retired as shares of series of Preferred Stock of the particular series and be restored to the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and may thereafter be reissued as permitted by applicable law.

VOTING RIGHTS

     Except to the extent otherwise specifically provided by applicable law, holders of shares of any series of New Preferred Stock will have no special voting rights and their consent shall not be required for the taking of any corporate action.

     Under Pennsylvania law, the holders of shares of Preferred Stock of all affected series will be entitled to vote, together as a single class, with respect to any amendment to the Articles which would authorize a new series of Preferred Stock or another class of stock having a preference as to dividends or assets which is senior to the shares of such series of New Preferred Stock, or would authorize an increase in the number of authorized shares of any such senior series or class; and no such amendment may be adopted unless, among other things, it receives the affirmative vote of a majority of the votes cast in such class vote. In addition, under Pennsylvania law, the holders of shares of series of Preferred Stock of all affected series will be entitled to similar voting rights, together as a single class, with respect to any merger or consolidation which would effect any change in the Articles if such holders would have been entitled to a class vote with respect to such change if such change had been accomplished as an amendment to the Articles rather than by merger or consolidation.

     See "Common Stock - Voting Rights" for the voting rights of the holders of Series A Preferred Stock

DEFINITIONS

     "Dividend Period", as to the shares of each series of New Preferred Stock or any other series of the Preferred Stock or of any other class of stock in either case ranking as to dividends on a parity with such series of New Preferred Stock, means the period commencing on any dividend payment date prescribed for such series and ending on the day next preceding the next succeeding dividend payment date for such series, except that the initial Dividend Period for any particular shares of any series or class shall be the period commencing on the date or dates from which dividends on such shares shall be cumulative and ending on the day next preceding the first dividend payment date prescribed for such shares.

     "Junior Securities" means the Common Stock and, with respect to each series of New Preferred Stock, (1) for purposes of clause (A) in the paragraph "Junior Securities" under "Dividends" above, any other class or series of stock ranking junior to such series of New Preferred Stock in right of payment of dividends or
(2) for all other purposes, any other class or series of stock ranking junior to such series of New Preferred Stock in right of payment of amounts distributable upon liquidation, dissolution or winding up.

     "Liquidation Value", as to each share of each series of New Preferred Stock, means the amount payable in respect of such share upon the liquidation, dissolution or winding up of DQE set forth in the amendment to the Articles establishing such series.

                                  COMMON STOCK

     GENERAL

     Except for the rights of holders of the Series A Preferred Stock, described below, and such rights as may be granted to the holders of any other series of Preferred Stock in the amendment establishing such series or as required by law, all of the voting and other rights of the shareholders of DQE belong exclusively to the holders of the Common Stock.

DIVIDEND RIGHTS

     The holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. However, the Board of Directors has granted, in the case of the outstanding series of Preferred Stock, and may grant, if additional Preferred Stock is issued, preferential dividend rights to the holders of such stock which would prohibit payment of dividends on the Common Stock unless and until specified dividends on such series of Preferred Stock have been paid and in certain other circumstances.

LIQUIDATION RIGHTS

     Upon liquidation, dissolution or winding up of DQE, whether voluntary or involuntary, the holders of Common Stock are entitled to share ratably in the assets of DQE available for distribution after all liabilities of DQE have been satisfied. The Board of Directors has granted, in the case of the series of New Preferred Stock, and may grant, if additional Preferred Stock is issued, preferential liquidation rights to the holders of such stock which would entitle them to be paid out of the assets of DQE available for distribution before any distribution is made to the holders of Common Stock.

VOTING RIGHTS

     General

     Each holder of Common Stock is entitled to one vote for each whole share held and, in addition, has cumulative voting rights in the election of directors. The holders of the Series A Preferred Stock are entitled to vote on all matters submitted to a vote of the holders of the Common Stock, voting together with the holders of the Common Stock as one class. Each holder of Series A Preferred Stock is entitled to three votes for each share held, subject to adjustment, and also has cumulative voting rights in the election of directors.

     Board of Directors

     Number; Classification. The Articles provide that the Board of Directors shall consist of such number of directors as may be fixed from time to time by a majority of the Disinterested Directors (defined below) then in office, plus such number of additional directors, if any, as the holders of Preferred Stock, voting separately as a class or series, shall have the right from time to time to elect. The Articles further provide that the Board of Directors, excluding any directors elected by the holders of Preferred Stock, voting separately as a class or series, shall be divided into three classes, as nearly equal in number as possible, with one class of directors to be elected at each annual meeting of shareholders, to hold office until the third succeeding annual meeting and until their successors are elected and qualify.

     Removal. The Articles provide that for so long as the general corporate law of DQE's state of incorporation specifically mandates such power, a director, any class of directors or the entire Board of Directors may be removed from office by shareholder vote without cause, but only if shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast at an annual election of directors or of such class of directors shall vote in favor of such removal. The power of shareholders to remove directors without cause is not required under the Pennsylvania Business Corporation Law as currently in effect (except upon the unanimous vote of shareholders). Therefore, under the Articles, the shareholders may remove a director from office only for cause and only if the holders of at least a majority of the voting power of the then outstanding shares of Voting Stock (defined below) which are not beneficially owned by an Interested Stockholder (defined below) shall vote in favor of such removal.

     Vacancies. The Articles provide that vacancies in the members of the Board of Directors elected by holders of Voting Stock, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the Disinterested Directors then in office, though less than a quorum, except as otherwise required by law. Directors elected to fill vacancies will hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires.

     Nomination of Director Candidates. The Articles require that any shareholder intending to nominate a candidate for election as a director must give written notice of the nomination, containing certain specified information, to the Secretary of DQE not later than 120 days in advance of the meeting at which the election is to be held.

     Directors Elected by Preferred Shareholders. The provisions of the Articles with respect to the Board of Directors described above would not apply to any directors separately elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or assets.

     Certain Business Combinations

     The Articles provide that the affirmative vote of the holders of (i) at least 80% of the voting power of all then outstanding shares of Voting Stock (as defined in the Articles), voting as a single class, and (ii) at least a majority of the voting power of the then outstanding shares of Voting Stock which are not beneficially owned by an Interested Stockholder (as defined in the Articles), voting as a single class, is required for the approval or authorization of any Business Combination (as defined in the Articles) involving an Interested Stockholder, except

     o a Business Combination approved by a majority of the Disinterested Directors (as defined in the Articles), or

     O a Business Combination as to which certain minimum price and procedural requirements are satisfied.

     If the requisite approval of Disinterested Directors were given or the minimum price and procedural requirements were satisfied with respect to a particular Business Combination, the normal approval requirements of Pennsylvania law would apply to such Business Combination.

     Amendments to the Articles or By-Laws

     The Articles provide that any amendment, alteration, change or repeal of any provision of Article 7 or Article 8 of the Articles (which contain provisions relating to business combinations), the adoption of any provision inconsistent therewith, or the adoption, amendment or repeal by the shareholders of any By-Law, shall require the affirmative votes of (i) the holders of at least 80% of the voting power of all then outstanding shares of Voting Stock, voting together as a single class, and (ii) the holders of at least a majority of the voting power of the then outstanding shares of Voting Stock which are not beneficially owned by any Interested Stockholder, voting together as a single class, unless such action is recommended by a majority of the Disinterested Directors and at the time of such recommendation the Disinterested Directors constitute a majority of the full Board of Directors, excluding any directors elected by the holders of Preferred Stock, voting separately as a class or series.

     The Articles provide that the Board of Directors, by a vote including a majority of the Disinterested Directors then in office, may adopt, amend or repeal By-Laws with respect to those matters which are not, by statute, reserved exclusively to the shareholders.

     The provisions of the Articles described in this subsection "Voting
Rights" are in addition to certain provisions of Pennsylvania law which restrict, or require a special shareholder vote to approve, certain transactions between DQE and a shareholder of DQE.

     The Articles reserve for DQE the right to amend, alter, change or repeal any provision contained therein in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders therein are granted subject to this reservation.

     The Articles also provide that any action required or permitted to be taken at a meeting of shareholders or a class of shareholders of DQE may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. Such consents shall be filed with the Secretary of DQE.

     Definitions

     A "Business Combination" includes, generally, a merger, consolidation or share exchange, a sale or other disposition of 5% or more of DQE's consolidated total assets or the issuance or transfer of securities, in any case involving DQE or a subsidiary and an Interested Stockholder (or an affiliate or associate of an Interested Stockholder).

     The term "Disinterested Director" means, generally, a director of DQE who is not an Interested Stockholder or an affiliate, associate or representative of an Interested Stockholder.

     An "Interested Stockholder" means generally any person which (1) is at the time the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; (2) is at the time an affiliate of DQE and at any time within the two prior years was such a beneficial owner, or
(3) is an assignee of any such person.

     The term "Voting Stock" means the capital stock of DQE entitled to vote generally in an annual election of directors of DQE. At present, the Common Stock and the Series A Preferred Stock are the only classes or series of DQE's Voting Stock.

     Anti-Takeover Effect

     Certain of the provisions of the Articles described above may have an "anti-takeover" effect. These provisions could discourage a future takeover attempt which is not approved by DQE's Board of Directors but which individual shareholders might deem to be in their best interests or in which shareholders would receive a premium for their shares over their current market prices. As a result, shareholders who might desire to participate in such transaction might not have an opportunity to do so. Certain of these provisions could also cause the removal of the incumbent Board of Directors or management to require more time or render such removal more difficult, procedurally or otherwise.

MISCELLANEOUS

     Holders of Common Stock have no preemptive or other rights to subscribe for any shares or securities of DQE. There are no sinking fund provisions, conversion rights or redemption provisions applicable to the Common Stock, and the holders of fully paid Common Stock are under no liability for assessments by DQE.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for DQE's Common Stock is EquiServe Trust Company, NA, P.O. Box 43010, Providence, Rhode Island 02940-3010. The Transfer Agent and Registrar for each series of New Preferred Stock will be identified in the applicable prospectus supplement.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     DQE may issue stock purchase contracts, including contracts obliging holders to purchase from DQE and DQE to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The consideration per share of Common Stock and the number of shares of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of:

     o    a stock purchase contract; and

     o either a debt security of DQE or a debt obligation of a third party, including a U.S. Treasury security.

     The DQE debt security or debt obligation of a third party may serve as collateral to secure the holders' obligations to purchase the Common Stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of stock purchase contracts. These payments may be unsecured or prefunded on some basis to be specified. The stock purchase contracts may require holders of DQE to secure their obligations in a specified manner. The applicable prospectus supplement will describe the specific terms and other provisions of any stock purchase contracts or stock purchase units.

                          DESCRIPTION OF DQE WARRANTS

     General

     DQE may issue warrants in one or more series for the purchase of Preferred Stock or Common Stock. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

     Warrant Rights

     The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered. These terms will include the title of the warrants, the aggregate number of the warrants, the price or prices at which the warrants will be issued, the currencies in which the price or prices of the warrants may be payable, the designation, amount and terms of the offered securities purchasable upon exercise of the warrants, the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with the security, if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable, the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased, the date on which the right to exercise the warrants shall commence and the date on which the right shall expire, the minimum or maximum amount of the warrants which may be exercised at any one time, information with respect to book-entry procedures, if any, if appropriate, a discussion of Federal income tax consequences and any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                       DESCRIPTION OF DQE DEBT SECURITIES

     As used in this section, the term "Debt Securities" means Debt Securities which may be offered by DQE under this prospectus, the term "Indenture" means DQE's indenture referred to below, the term "Indenture Securities" means all debt securities outstanding under that indenture and the term "Trustee" means the trustee under that indenture.

GENERAL

     DQE may issue Debt Securities in one or more series, or in one or more tranches within a series, under an Indenture (the "Indenture") from DQE to Bank One Trust Company, NA, as trustee. The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended. The following summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. DQE has filed the Indenture, as well as a form of officer's certificate to establish a series of debt securities, as exhibits to the registration statement of which this prospectus is a part. Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings set forth in the Indenture. Wherever particular provisions of the Indenture or terms defined in the Indenture are referred to, those provisions or definitions are incorporated by reference as a part of the statements made in this prospectus and those statements are qualified in their entirety by that reference. References to article and section numbers, unless otherwise indicated, are references to article and section numbers of the Indenture.

     In addition to the Debt Securities, other debt securities may be issued under the Indenture, without any limit on the aggregate principal amount. The Debt Securities and all other debt securities issued under the Indenture are collectively referred to as the "Indenture Securities." Each series of Indenture Securities will be unsecured and will rank pari passu with all other series of Indenture Securities, except as otherwise provided in the Indenture, and with all other unsecured and unsubordinated indebtedness of DQE. Except as otherwise described in the applicable prospectus supplement, the Indenture does not limit the incurrence or issuance by DQE of other secured or unsecured debt, whether under the Indenture, under any other indenture that DQE may enter into in the future or otherwise. See the prospectus supplement relating to any offering of Debt Securities.

     The applicable prospectus supplement will describe the following terms of the Debt Securities of each series or tranche:

     o    the title of the Debt Securities;

     o    any limit upon the aggregate principal amount of the Debt Securities;

     o the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof and the right, if any, to extend such date or dates;

     o the rate or rates at which the Debt Securities will bear interest, if any, or the method by which such rate or rates, if any, will be determined, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable, the right, if any, of DQE to defer or extend an interest payment date, and the regular record date for any interest payable on any interest payment date and the person or persons to whom interest on the Debt Securities will be payable on any interest payment date, if other than the person or persons in whose names the Debt Securities are registered at the close of business on the regular record date for such interest;

     o the place or places where, subject to the terms of the Indenture as described below under "-Payment and Paying Agents", the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable and where, subject to the terms of the Indenture as described below under "-Registration and Transfer", the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon DQE in respect of the Debt Securities and the Indenture may be served; the Security Registrar and Paying Agents for the Debt Securities; and, if such is the case, that the principal of the Debt Securities will be payable without presentation or surrender;

     o any period or periods within which, date or dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of DQE;

     o the obligation or obligations, if any, of DQE to redeem or purchase any of the Debt Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder, and the period or periods within which, or date or dates on which, the price or prices at which, and the terms and conditions upon which the Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder;

     o the terms, if any, pursuant to which the Debt Securities may be converted into or exchanged for shares of capital stock or other securities of DQE or any other Person;

     o the terms, if any, pursuant to which DQE's obligations on such Debt Securities (or all Indenture Securities) are subordinated to other specified obligations of DQE;

     o the denominations in which any of the Debt Securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

     o    if such Debt Securities are to be issued in global form--

          o any limitations on the rights of the registered holder or holders of such Debt Securities to transfer or exchange the same or to obtain registration of transfer thereof,

          o any limitations on the rights of beneficial owners of such Debt Securities to obtain certificates therefor, and

          o the identity of the depository and any other matters incidental to such Debt Securities; and

     o any other terms of such Debt Securities not inconsistent with the provisions of the Indenture.

PAYMENT AND PAYING AGENTS

     Except as may be specified in the applicable prospectus supplement, DQE will pay interest, if any, on each Debt Security on each interest payment date to the person in whose name such Debt Security is registered (the registered holder of any Indenture Security being called a "Holder") as of the close of business on the regular record date relating to such interest payment date; provided, however, that DQE will pay interest at maturity (whether at stated maturity, upon redemption or otherwise, "Maturity") to the person to whom principal is paid. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest may be payable to the Holder of such Debt Security as of the close of business on a date selected by the Trustee which is not more than 30 days and not less than 10 days before the date proposed by DQE for payment of such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Security may be listed, if the Trustee deems such manner of payment practicable. (See Section 307.)

     Unless otherwise specified in the applicable prospectus supplement, DQE will pay the principal of and premium, if any, and interest, if any, on the Debt Securities at Maturity upon presentation of the Debt Securities at the corporate trust office of Bank One Trust Company, NA, as paying agent for DQE. DQE may change the place of payment of the Debt Securities, may appoint one or more additional paying agents (including DQE) and may remove any paying agent, all at its discretion. (See Section 502.)

REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable prospectus supplement, Holders may register the transfer of Debt Securities, and may exchange Debt Securities for other Debt Securities of the same series and tranche, of authorized denominations and having the same terms and aggregate principal amount, at the corporate trust office of Bank One Trust Company, NA, as security registrar for the Debt Securities. DQE may change the place for registration of transfer and exchange of the Debt Securities, may appoint one or more additional security registrars (including DQE) and may remove any security registrar, all at its discretion. (See Section 502.) Except as otherwise provided in the applicable prospectus supplement, no service charge will be made for any transfer or exchange of the Debt Securities, but DQE may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debt Securities. DQE will not be required to execute or provide for the registration of transfer of or the exchange of (a) any Debt Security during a period of 15 days before giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (See Section 305.)

REDEMPTION

     The applicable prospectus supplement will set forth any terms for the optional or mandatory redemption of Debt Securities. Except as otherwise provided in the applicable prospectus supplement with respect to Debt Securities redeemable at the option of the Holder, Debt Securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days before the date fixed for redemption. If less than all the Debt Securities of a series, or any tranche thereof, are to be redeemed, the particular Debt Securities to be redeemed will be selected by such method as shall be provided for such series or tranche, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate. (See Sections 403 and 404.)

     Any notice of redemption at the option of DQE may state that such redemption will be conditional upon receipt by the Paying Agent or Agents, on or before the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Debt Securities and that if such money has not been so received, such notice will be of no force or effect and DQE will not be required to redeem such Debt Securities. (See
Section 404.)

SATISFACTION AND DISCHARGE

     Any Indenture Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture and, at DQE's election, the entire indebtedness of DQE in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than DQE), in trust:

     o    money in an amount which will be sufficient, or

     o in the case of a deposit made before the maturity of such Indenture Securities, Eligible Obligations, which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or

     o    a combination of (a) and (b) which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof, and such other obligations or instruments as shall be specified in an accompanying prospectus supplement. (See Section 601.)

     The Indenture will be deemed to have been satisfied and discharged when no Indenture Securities remain outstanding thereunder and DQE has paid or caused to be paid all other sums payable by DQE under the Indenture. (See Section 602.)

     The right of DQE to cause its entire indebtedness in respect of Indenture Securities of any series to be deemed to be satisfied and discharged as described above will be subject to the satisfaction of conditions specified in the instrument creating such series.

EVENTS OF DEFAULT

     Any one or more of the following events with respect to a series of Indenture Securities that has occurred and is continuing will constitute an "Event of Default" with respect to such series of Indenture Securities:

     o failure to pay interest on any Indenture Security of such series within 30 days after the same becomes due and payable; provided, however, that no such failure will constitute an Event of Default if DQE has made a valid extension of the interest payment period with respect to the Indenture Securities of such series if so provided with respect to such series; or

     o failure to pay the principal of or premium, if any, on any Indenture Security of such series when due; provided, however, that no such failure will constitute an Event of Default if DQE has made a valid extension of the Maturity of the Indenture Securities of such series, if so provided with respect to such series; or

     o failure to perform, or breach of, any covenant or warranty of DQE contained in the Indenture for 60 days after written notice to DQE from the Trustee or to DQE and the Trustee by the holders of at least

          33% in principal amount of the Outstanding Indenture Securities of such series as provided in the Indenture unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Indenture Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period before its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Indenture Securities of such series, as the case may be, will be deemed to have agreed to an extension of such period if corrective action is initiated by DQE within such period and is being diligently pursued; or

     o    certain events in bankruptcy, insolvency or reorganization of DQE.

(See Section 701.)

REMEDIES

     Acceleration of Maturity

     If an Event of Default applicable to the Indenture Securities of any series occurs and is continuing, then either the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Indenture Securities of such series may declare the principal amount (or, if any of the Outstanding Indenture Securities of such series are Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all of the Outstanding Indenture Securities of such series to be due and payable immediately by written notice to the Company (and to the Trustee if given by Holders); provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration and not the Holders of the Indenture Securities of any one such series.

     At any time after such a declaration of acceleration with respect to the Indenture Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

     o    DQE has paid or deposited with the Trustee a sum sufficient to pay

          o all overdue interest, if any, on all Indenture Securities of such series;

          o the principal of and premium, if any, on any Indenture Securities of such series which have become due otherwise than by such declaration of acceleration and interest, if any, thereon at the rate or rates prescribed therefor in such Indenture Securities;

          o interest, if any, upon overdue interest, if any, at the rate or rates prescribed therefor in such Indenture Securities, to the extent that payment of such interest is lawful; and

          o all amounts due to the Trustee under the Indenture in respect of compensation and reimbursement of expenses; and

     o all Events of Default with respect to Indenture Securities of such series, other than the non-payment of the principal of the Indenture Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (See Section 702.)

     Right to Direct Proceedings

     If an Event of Default with respect to the Indenture Securities of any series occurs and is continuing, the Holders of a majority in principal amount of the Outstanding Indenture Securities of such series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Indenture Securities of any one of such series; and provided, further, that (a) such direction does not conflict with any rule of law or with the Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate, (b) the Trustee does not determine that the action so directed would be unjustly prejudicial to the Holders of Indenture Securities of such series not taking part in such direction and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. (See Section 712.)

     Limitation on Right to Institute Proceedings

     No Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or for any other remedy thereunder unless:

     o such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Indenture Securities of any one or more series;

     o the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which such Event of Default has occurred, considered as one class, have made written request to the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request; and

     o for 60 days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of Indenture Securities then outstanding.

     Furthermore, no Holder of Indenture Securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders of Indenture Securities of such series. (See Section 707.)

     No Impairment of Right to Receive Payment

     Notwithstanding that the right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, each Holder of an Indenture Security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired or affected without the consent of such Holder. (See Section 708.)

     Notice of Default

     The Trustee is required to give the Holders notice of any default under the Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in clause (c) under "- Events of Default" may be given until at least 75 days after the occurrence thereof. For purposes of the preceding sentence, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the holders. (See
Section 802.)

CONSOLIDATION, MERGER, SALE OF ASSETS

     DQE may not consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, all of its properties, as or substantially as an entirety, to any Person, unless:

     o the Person formed by such consolidation or into which DQE is merged or the Person which acquires by conveyance or other transfer, or which leases (for a term extending beyond the last Stated Maturity of the Indenture Securities then Outstanding), all of the properties of DQE as or substantially as an entirety, shall be a Person organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia or under the laws of Canada or any Province thereof; and

     o such Person shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Indenture Securities then Outstanding and the performance and observance of every covenant and condition of the Indenture to be performed or observed by DQE.

In the case of the conveyance or other transfer of all of the properties of DQE, as or substantially as an entirety, to any person as contemplated above, DQE would be released and discharged from all obligations under the Indenture and on all Indenture Securities then outstanding unless DQE elects to waive such release and discharge. Upon any such consolidation or merger or any such conveyance or other transfer of properties of DQE, the successor or transferee would succeed to, and be substituted for, and would be entitled to exercise every power and right of, DQE under the Indenture. (See Sections 1001, 1002 and 1003.)

     The Indenture will not prevent or restrict:

     o any consolidation or merger after the consummation of which DQE would be the surviving or resulting entity;

     o any consolidation of DQE with any other Person all of the outstanding voting securities of which are owned, directly or indirectly, by DQE; or any merger of any of such Persons into any other of such Persons; or any conveyance or other transfer, or lease, of properties by any thereof to any other thereof;

     o any conveyance or other transfer, or lease, of any part of the properties of DQE which does not constitute the entirety, or substantially the entirety, thereof; or

     o the approval by DQE, or the consent by DQE to, any consolidation or merger to which any direct or indirect subsidiary or affiliate of DQE may be a party or any conveyance, transfer or lease by any such subsidiary or affiliate of any of its assets. (See Section 1004.)

MODIFICATION OF INDENTURE

     Modifications Without Consent

     DQE and the Trustee may enter into one or more supplemental indentures without the consent of any Holders of Indenture Securities, for any of the following purposes:

     o to evidence the succession of another Person to DQE and the assumption by any such successor of the covenants of such party; or

     o to add one or more covenants of DQE or other provisions for the benefit of all Holders of Indenture Securities or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series, or one or more Tranches thereof, or to surrender any right or power conferred upon DQE by the Indenture; or

     o to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture Securities of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only when no Indenture Security of such series or Tranche remains Outstanding; or

     o to provide collateral security for the Indenture Securities or any series thereof; or

     o to establish the form or terms of the Indenture Securities of any series or Tranche as permitted by the Indenture; or

     o to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or

     o to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Indenture Securities of one or more series; or

     o to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series or Tranche of, the Indenture Securities; or

     o    to change any place or places where--

          o the principal of and premium, if any, and interest, if any, on all or any series of Indenture Securities, or any Tranche thereof, will be payable,

          o all or any series of Indenture Securities, or any Tranche thereof, may be surrendered for registration of transfer,

          o all or any series of Indenture Securities, or any Tranche thereof, may be surrendered for exchange and

          o notices and demands to or upon DQE in respect of all or any series of Indenture Securities, or any Tranche thereof, and the Indenture may be served; or

     o to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the Indenture, so long as such other changes or additions do not adversely affect the interests of the Holders of Indenture Securities of any series or Tranche in any material respect.

     Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Original Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Original Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and DQE and the Trustee may, without the consent of any Holders of Indenture Securities, enter into one or more supplemental indentures to evidence such amendment. (See Section 1101.)

     Modifications Requiring Consent

     Except as provided above, the consent of the Holders of a majority in aggregate principal amount of the Indenture Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all Tranches so directly affected, considered as one class, will be required; and provided, further, that no such supplemental indenture may:

     o change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security other than pursuant to the terms thereof, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Indenture Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture Security;

     o reduce the percentage in principal amount of the Outstanding Indenture Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Indenture Security of such series or Tranche; or

     o modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture Securities of any series, or any Tranche thereof, without the consent of the Holder of each Outstanding Indenture Security of such series or Tranche.

     A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series, or one or more Tranches thereof, or modifies the rights of the Holders of Indenture Securities of such series or Tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Indenture Securities of any other series or Tranche.

     If the supplemental indenture or other document establishing any series or Tranche of Indenture Securities so provides, and as specified in the applicable prospectus supplement and/or pricing supplement, the Holders of such Indenture Securities will be deemed to have consented, by virtue of their purchase of such Indenture Securities, to a supplemental indenture containing the additions, changes or eliminations to or from the Indenture which are specified in such supplemental indenture or other document, no Act of such Holders will be required to evidence such consent and such consent may be counted in the determination of whether the Holders of the requisite principal amount of Indenture Securities have consented to such supplemental indenture. (See Section 1102.)

DUTIES OF THE TRUSTEE; RESIGNATION; REMOVAL

     The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the Indenture at the request of any Holder of Indenture Securities, unless such Holder offers it reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (See Sections 801 and 803.)

     The Trustee may resign at any time with respect to the Indenture Securities of one or more series by giving written notice thereof to DQE or may be removed at any time with respect to the Indenture Securities of one or more series by Act of the Holders of a majority in principal amount of the Outstanding Indenture Securities of such series delivered to the Trustee and DQE. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if DQE has delivered to the Trustee with respect to one or more series an instrument appointing a successor trustee with respect to that or those series and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee with respect to that or those series will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (See Section 810.)

EVIDENCE OF COMPLIANCE

     Compliance with the Indenture provisions is evidenced by written statements of officers of DQE or persons selected or paid by DQE. In certain cases, DQE must furnish opinions of counsel and certifications of an engineer, appraiser or other expert (who in some cases must be independent). In addition, the Indenture requires that DQE give the Trustee, not less than annually, a brief statement as to compliance with the conditions and covenants under the Indenture.

GOVERNING LAW

     The Indenture and the Indenture Securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture of 1939, as amended, shall be applicable.

                   DESCRIPTION OF DQE CAPITAL DEBT SECURITIES

     As used in this section, the term "Debt Securities" means Debt Securities which may be offered by DQE Capital under this prospectus, the term "Indenture" means DQE Capital's indenture referred to below, the term "Indenture Securities" means all debt securities outstanding under that indenture and the term "Trustee" means the trustee under that indenture.

GENERAL

     DQE Capital may issue Debt Securities in one or more series, or in one or more tranches within a series, under an Indenture, dated as of August 1, 1999 (the "Indenture"), from DQE Capital and DQE to Bank One Trust Company, NA, as successor trustee. The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended. The following summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. DQE Capital has filed the Indenture, as well as a form of officer's certificate to establish a series of debt securities, as exhibits to the registration statement of which this prospectus is a part. Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings set forth in the Indenture. Wherever particular provisions of the Indenture or terms defined in the Indenture are referred to, those provisions or definitions are incorporated by reference as a part of the statements made in this prospectus and those statements are qualified in their entirety by that reference. References to article and section numbers, unless otherwise indicated, are references to article and section numbers of the Indenture.

     In addition to the Debt Securities, other debt securities may be issued under the Indenture, without any limit on the aggregate principal amount. The Debt Securities and all other debt securities issued under the Indenture are collectively referred to as the "Indenture Securities." Each series of Indenture Securities will be unsecured and will rank pari passu with all other series of Indenture Securities, except as otherwise provided in the Indenture, and with all other unsecured and unsubordinated indebtedness of DQE Capital. Except as otherwise described in the applicable prospectus supplement, the Indenture does not limit the incurrence or issuance by DQE Capital of other secured or unsecured debt, whether under the Indenture, under any other indenture that DQE Capital may enter into in the future or otherwise. See the prospectus supplement relating to any offering of Debt Securities.

     DQE will unconditionally guarantee the payment when due of the principal of and premium, if any, and interest, if any, on the Indenture Securities. See "Guaranty of DQE".

     The applicable prospectus supplement will describe the following terms of the Debt Securities of each series or tranche:

     o    the title of the Debt Securities;

     o    any limit upon the aggregate principal amount of the Debt Securities;

     o the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof and the right, if any, to extend such date or dates;

     o the rate or rates at which the Debt Securities will bear interest, if any, or the method by which such rate or rates, if any, will be determined, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable, the right, if any, of DQE Capital to defer or extend an interest payment date, and the regular record date for any interest payable on any interest payment date and the person or persons to whom interest on the Debt Securities will be payable on any interest payment date, if other than the person or persons in whose names the Debt Securities are registered at the close of business on the regular record date for such interest;

     o the place or places where, subject to the terms of the Indenture as described below under "-Payment and Paying Agents", the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable and where, subject to the terms of the Indenture as described below under "-Registration and Transfer", the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon DQE Capital in respect of the Debt Securities and the Indenture may be served; the Security Registrar and Paying Agents for the Debt Securities; and, if such is the case, that the principal of the Debt Securities will be payable without presentation or surrender;

     o any period or periods within which, date or dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of DQE Capital;

     o the obligation or obligations, if any, of DQE Capital to redeem or purchase any of the Debt Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder, and the period or periods within which, or date or dates on which, the price or prices at which, and the terms and conditions upon which the Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder;

     o the terms, if any, pursuant to which the Debt Securities may be converted into or exchanged for shares of capital stock or other securities of DQE Capital or any other Person;

     o the denominations in which any of the Debt Securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

     o    if such Debt Securities are to be issued in global form--

          o any limitations on the rights of the registered holder or holders of such Debt Securities to transfer or exchange the same or to obtain registration of transfer thereof,

          o any limitations on the rights of beneficial owners of such Debt Securities to obtain certificates therefor, and

          o the identity of the depository and any other matters incidental to such Debt Securities; and

     o any other terms of such Debt Securities not inconsistent with the provisions of the Indenture.

GUARANTY OF DQE

     DQE will unconditionally guarantee the payment of principal of and premium, if any, and interest, if any, on the Debt Securities, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Debt Securities and the Indenture. The Guaranty will be contained in the Indenture and will also be endorsed on each Debt Security. The Guaranty will remain in effect until the entire principal of and premium, if any, and interest, if any, on the Debt Securities has been paid in full or otherwise discharged in accordance with the provisions of the Indenture. (See Article Thirteen.)

PAYMENT AND PAYING AGENTS

     Except as may be specified in the applicable prospectus supplement, DQE Capital will pay interest, if any, on each Debt Security on each interest payment date to the person in whose name such Debt Security is registered (the registered holder of any Indenture Security being called a "Holder") as of the close of business on the regular record date relating to such interest payment date; provided, however, that DQE Capital will pay interest at maturity (whether at stated maturity, upon redemption or otherwise, "Maturity") to the person to whom principal is paid. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest may be payable to the Holder of such Debt Security as of the close of business on a date selected by the Trustee which is not more than 30 days and not less than 10 days before the date proposed by DQE Capital for payment of such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Security may be listed, if the Trustee deems such manner of payment practicable. (See Section 307.)

     Unless otherwise specified in the applicable prospectus supplement, DQE Capital will pay the principal of and premium, if any, and interest, if any, on the Debt Securities at Maturity upon presentation of the Debt Securities at the corporate trust office of Bank One Trust Company, NA, as paying agent for DQE Capital. DQE Capital may change the place of payment of the Debt Securities, may appoint one or more additional paying agents (including DQE Capital) and may remove any paying agent, all at its discretion. (See Section 502.)

REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable prospectus supplement, Holders may register the transfer of Debt Securities, and may exchange Debt Securities for other Debt Securities of the same series and tranche, of authorized denominations and having the same terms and aggregate principal amount, at the corporate trust office of Bank One Trust Company, NA, as security registrar for the Debt Securities. DQE Capital may change the place for registration of transfer and exchange of the Debt Securities, may appoint one or more additional security registrars (including DQE Capital) and may remove any security registrar, all at its discretion. (See Section 502.) Except as otherwise provided in the applicable prospectus supplement, no service charge will be made for any transfer or exchange of the Debt Securities, but DQE Capital may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debt Securities. DQE Capital will not be required to execute or provide for the registration of transfer of or the exchange of (a) any Debt Security during a period of 15 days before giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (See
Section 305.)

REDEMPTION

     The applicable prospectus supplement will set forth any terms for the optional or mandatory redemption of Debt Securities. Except as otherwise provided in the applicable prospectus supplement with respect to Debt Securities redeemable at the option of the Holder, Debt Securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days before the date fixed for redemption. If less than all the Debt Securities of a series, or any tranche thereof, are to be redeemed, the particular Debt Securities to be redeemed will be selected by such method as shall be provided for such series or tranche, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate. (See Sections 403 and 404.)

     Any notice of redemption at the option of DQE Capital may state that such redemption will be conditional upon receipt by the Paying Agent or Agents, on or before the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Debt Securities and that if such money has not been so received, such notice will be of no force or effect and DQE Capital will not be required to redeem such Debt Securities. (See Section 404.)

SATISFACTION AND DISCHARGE

     Any Indenture Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture and, at DQE Capital's election, the entire indebtedness of DQE Capital and DQE in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than DQE Capital or DQE), in trust:

     o    money in an amount which will be sufficient, or

     o in the case of a deposit made before the maturity of such Indenture Securities, Eligible Obligations, which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or

     o    a combination of (a) and (b) which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof, and such other obligations or instruments as shall be specified in an accompanying prospectus supplement. (See Section 601.)

     The Indenture will be deemed to have been satisfied and discharged when no Indenture Securities remain outstanding thereunder and DQE Capital has paid or caused to be paid all other sums payable by DQE Capital under the Indenture. (See Section 602.)

     The right of DQE Capital to cause its entire indebtedness in respect of Indenture Securities of any series to be deemed to be satisfied and discharged as described above will be subject to the satisfaction of conditions specified in the instrument creating such series.

EVENTS OF DEFAULT

     Any one or more of the following events with respect to a series of Indenture Securities that has occurred and is continuing will constitute an "Event of Default" with respect to such series of Indenture Securities:

     o failure to pay interest on any Indenture Security of such series within 30 days after the same becomes due and payable; provided, however, that no such failure will constitute an Event of Default if DQE Capital has made a valid extension of the interest payment period with respect to the Indenture Securities of such series if so provided with respect to such series; or

     o failure to pay the principal of or premium, if any, on any Indenture Security of such series when due; provided, however, that no such failure will constitute an Event of Default if DQE Capital has made a valid extension of the Maturity of the Indenture Securities of such series, if so provided with respect to such series; or

     o failure to perform, or breach of, any covenant or warranty of DQE Capital or DQE contained in the Indenture for 60 days after written notice to DQE Capital and DQE from the Trustee or to DQE Capital, DQE and the Trustee by the holders of at least 33% in principal amount of the Outstanding Indenture Securities of such series as provided in the Indenture unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Indenture Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period before its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Indenture Securities of such series, as the case may be, will be deemed to have agreed to an extension of such period if corrective action is initiated by DQE Capital or DQE within such period and is being diligently pursued; or

     o certain events in bankruptcy, insolvency or reorganization of DQE Capital or DQE.

(See Section 701.)

REMEDIES

     Acceleration of Maturity

     If an Event of Default applicable to the Indenture Securities of any series occurs and is continuing, then either the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Indenture Securities of such series may declare the principal amount (or, if any of the Outstanding Indenture Securities of such series are Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all of the Outstanding Indenture Securities of such series to be due and payable immediately by written notice to the Company (and to the Trustee if given by Holders); provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration and not the Holders of the Indenture Securities of any one such series.

     At any time after such a declaration of acceleration with respect to the Indenture Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

     o DQE Capital or DQE has paid or deposited with the Trustee a sum sufficient to pay

          o all overdue interest, if any, on all Indenture Securities of such series;

          o the principal of and premium, if any, on any Indenture Securities of such series which have become due otherwise than by such declaration of acceleration and interest, if any, thereon at the rate or rates prescribed therefor in such Indenture Securities;

          o interest, if any, upon overdue interest, if any, at the rate or rates prescribed therefor in such Indenture Securities, to the extent that payment of such interest is lawful; and

          o all amounts due to the Trustee under the Indenture in respect of compensation and reimbursement of expenses; and

     o all Events of Default with respect to Indenture Securities of such series, other than the non-payment of the principal of the Indenture Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (See Section 702.)

     Right to Direct Proceedings

     If an Event of Default with respect to the Indenture Securities of any series occurs and is continuing, the Holders of a majority in principal amount of the Outstanding Indenture Securities of such series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Indenture Securities of any one of such series; and provided, further, that (a) such direction does not conflict with any rule of law or with the Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate, (b) the Trustee does not determine that the action so directed would be unjustly prejudicial to the Holders of Indenture Securities of such series not taking part in such direction and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. (See Section 712.)

     Limitation on Right to Institute Proceedings

     No Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or for any other remedy thereunder unless:

     o such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Indenture Securities of any one or more series;

     o the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which such Event of Default has occurred, considered as one class, have made written request to the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request; and

     o for 60 days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of Indenture Securities then outstanding.

     Furthermore, no Holder of Indenture Securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders of Indenture Securities of such series. (See Section 707.)

     No Impairment of Right to Receive Payment

     Notwithstanding that the right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, each Holder of an Indenture Security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired or affected without the consent of such Holder. (See Section 708.)

     Notice of Default

     The Trustee is required to give the Holders notice of any default under the Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in clause (c) under "- Events of Default" may be given until at least 75 days after the occurrence thereof. For purposes of the preceding sentence, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the holders. (See
Section 802.)

CONSOLIDATION, MERGER, SALE OF ASSETS

     Neither DQE Capital nor DQE may consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, all of its properties, as or substantially as an entirety, to any Person, unless:

     o the Person formed by such consolidation or into which DQE Capital or DQE, as the case requires, is merged or the Person which acquires by conveyance or other transfer, or which leases (for a term extending beyond the last Stated Maturity of the Indenture Securities then Outstanding), all of the properties of DQE Capital or DQE, as the case requires, as or substantially as an entirety, shall be a Person organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia or under the laws of Canada or any Province thereof; and

     o such Person shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Indenture Securities then Outstanding and the performance and observance of every covenant and condition of the Indenture to be performed or observed by DQE Capital or DQE, as the case requires.

In the case of the conveyance or other transfer of all of the properties of DQE Capital or DQE, as or substantially as an entirety, to any person as contemplated above, DQE Capital or DQE, as the case requires, would be released and discharged from all obligations under the Indenture and on all Indenture Securities then outstanding unless DQE Capital or DQE, as the case requires, elects to waive such release and discharge. Upon any such consolidation or merger or any such conveyance or other transfer of properties of DQE Capital or DQE, as the case requires, the successor or transferee would succeed to, and be substituted for, and would be entitled to exercise every power and right of, DQE Capital or DQE, as the case requires, under the Indenture. (See Sections 1001, 1002 and 1003.)

     The Indenture will not prevent or restrict:

     o any consolidation or merger after the consummation of which DQE Capital or DQE would be the surviving or resulting entity;

     o any consolidation of DQE Capital with DQE or any other Person all of the outstanding voting securities of which are owned, directly or indirectly, by DQE; or any merger of any of such Persons into any other of such Persons; or any conveyance or other transfer, or lease, of properties by any thereof to any other thereof;

     o any conveyance or other transfer, or lease, of any part of the properties of DQE Capital or DQE which does not constitute the entirety, or substantially the entirety, thereof; or

     o the approval by DQE Capital or DQE of, or the consent by DQE Capital or DQE to, any consolidation or merger to which any direct or indirect subsidiary or affiliate of DQE Capital or DQE, as the case requires, may be a party or any conveyance, transfer or lease by any such subsidiary or affiliate of any of its assets. (See Section 1004.)

MODIFICATION OF INDENTURE

     Modifications Without Consent

     DQE Capital, DQE and the Trustee may enter into one or more supplemental indentures without the consent of any Holders of Indenture Securities, for any of the following purposes:

     o to evidence the succession of another Person to DQE Capital or DQE, as the case may be, and the assumption by any such successor of the covenants of such party; or

     o to add one or more covenants of DQE Capital or DQE, as the case may be, or other provisions for the benefit of all Holders of Indenture Securities or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series, or one or more Tranches thereof, or to surrender any right or power conferred upon DQE Capital or DQE by the Indenture; or

     o to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture Securities of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only when no Indenture Security of such series or Tranche remains Outstanding; or

     o to provide collateral security for the Indenture Securities or any series thereof; or

     o to establish the form or terms of the Indenture Securities of any series or Tranche as permitted by the Indenture; or

     o to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or

     o to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Indenture Securities of one or more series; or

     o to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series or Tranche of, the Indenture Securities; or

     o    to change any place or places where--

          o the principal of and premium, if any, and interest, if any, on all or any series of Indenture Securities, or any Tranche thereof, will be payable,

          o all or any series of Indenture Securities, or any Tranche thereof, may be surrendered for registration of transfer,

          o all or any series of Indenture Securities, or any Tranche thereof, may be surrendered for exchange and

          o notices and demands to or upon DQE Capital or DQE in respect of all or any series of Indenture Securities, or any Tranche thereof, and the Indenture may be served; or

     o to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the Indenture, so long as such other changes or additions do not adversely affect the interests of the Holders of Indenture Securities of any series or Tranche in any material respect.

     Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Original Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Original Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and DQE Capital, DQE and the Trustee may, without the consent of any Holders of Indenture Securities, enter into one or more supplemental indentures to evidence such amendment. (See Section 1101.)

     Modifications Requiring Consent

     Except as provided above, the consent of the Holders of a majority in aggregate principal amount of the Indenture Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all Tranches so directly affected, considered as one class, will be required; and provided, further, that no such supplemental indenture may:

     o change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security other than pursuant to the terms thereof, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Indenture Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture Security;

     o reduce the percentage in principal amount of the Outstanding Indenture Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Indenture Security of such series or Tranche; or

     o modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture Securities of any series, or any Tranche thereof, without the consent of the Holder of each Outstanding Indenture Security of such series or Tranche.

     A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series, or one or more Tranches thereof, or modifies the rights of the Holders of Indenture Securities of such series or Tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Indenture Securities of any other series or Tranche.

     If the supplemental indenture or other document establishing any series or Tranche of Indenture Securities so provides, and as specified in the applicable prospectus supplement and/or pricing supplement, the Holders of such Indenture Securities will be deemed to have consented, by virtue of their purchase of such Indenture Securities, to a supplemental indenture containing the additions, changes or eliminations to or from the Indenture which are specified in such supplemental indenture or other document, no Act of such Holders will be required to evidence such consent and such consent may be counted in the determination of whether the Holders of the requisite principal amount of Indenture Securities have consented to such supplemental indenture. (See Section 1102.)

DUTIES OF THE TRUSTEE; RESIGNATION; REMOVAL

     The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the Indenture at the request of any Holder of Indenture Securities, unless such Holder offers it reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (See Sections 801 and 803.)

     The Trustee may resign at any time with respect to the Indenture Securities of one or more series by giving written notice thereof to DQE Capital or may be removed at any time with respect to the Indenture Securities of one or more series by Act of the Holders of a majority in principal amount of the Outstanding Indenture Securities of such series delivered to the Trustee and DQE Capital. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if DQE Capital has delivered to the Trustee with respect to one or more series an instrument appointing a successor trustee with respect to that or those series and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee with respect to that or those series will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (See Section 810.)

EVIDENCE OF COMPLIANCE

     Compliance with the Indenture provisions is evidenced by written statements of officers of DQE Capital and DQE or persons selected or paid by DQE Capital or DQE. In certain cases, DQE Capital or DQE must furnish opinions of counsel and certifications of an engineer, appraiser or other expert (who in some cases must be independent). In addition, the Indenture requires that DQE Capital and DQE give the Trustee, not less than annually, a brief statement as to compliance with the conditions and covenants under the Indenture.

GOVERNING LAW

     The Indenture and the Indenture Securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture of 1939, as amended, shall be applicable.

                              PLAN OF DISTRIBUTION

     DQE or DQE Capital, as the case may be, may sell Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units, warrants, DQE Debt Securities or DQE Capital Debt Securities being offered hereby in one or more of the following ways from time to time: (1) directly to one or a limited number of institutional purchasers, (2) through agents, (3) through underwriters and/or
(4) through dealers.

     The prospectus supplement will set forth the terms of the offering of each series of securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to DQE or DQE Capital, as the case may be, from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the securities may be listed.

     If DQE or DQE Capital, as the case may be, uses underwriters to sell securities, the underwriters will acquire such Bonds for their own account and resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities if any of such securities are purchased, except that, in certain cases involving a default by one or more underwriters, less than all of such securities may be purchased. The initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If DQE or DQE Capital, as the case may be, uses one or more agents to sell securities, the agents will be named, and any commissions payable by DQE or DQE Capital to such agents will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

     New shares of DQE's Common Stock sold through agents or underwriters may be sold by means of (i) ordinary brokers' transactions, (ii) block transactions (which may involve crosses) in accordance with the rules of the New York Stock Exchange, the Philadelphia Stock Exchange, the Chicago Stock Exchange and other exchanges on which the Common Stock is admitted to trading privileges (the "Exchanges"), including transactions in which any agent may sell shares as agents but may also position and resell all or a portion of the blocks as principals, (iii) offerings off the floors of the Exchanges or (iv) a combination of any such methods. Sales may be made at market prices prevailing market prices (which could be subject to change). Any such offering would be described in a supplement to this prospectus setting forth the terms of the offering and the number of shares being offered.

     If so indicated in the applicable prospectus supplement, DQE or DQE Capital, as the case may be, will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities at the public offering price set forth in such prospectus supplement or supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

     Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing agreement upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for DQE or DQE Capital, as the case may be, and this prospectus, as it may be amended or supplemented, may be used in connection with any such remarketing. Any remarketing firm will be identified and the terms of its agreement, if any, with DQE, and its compensation will be described in the prospectus supplement.

      Any agents, underwriters or dealers participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). Agents and underwriters may be entitled under agreements entered into with DQE or DQE Capital, as the case may be, to indemnification by DQE or DQE Capital, as the case may be, against certain liabilities, including liabilities under the Securities Act and other securities laws, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof.

     The outstanding shares of DQE's Common Stock are listed on the New York Stock Exchange, the Philadelphia Stock Exchange and the Chicago Stock Exchange. Any new shares of Common Stock will also be listed on those Exchanges, subject to official notice of issuance.

     Unless otherwise provided in the applicable prospectus supplement relating to the securities, DQE does not intend to apply for the listing of any other securities on a national securities exchange, but any agents, underwriters or dealers participating in the distribution of the securities may make a market in the securities, as permitted by applicable laws and regulations. Any such underwriters, dealers or agents would not be obligated to do so, however, and could discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the securities.

      Any agents, underwriters or dealers or agents participating in the distribution of the securities, and/or affiliates thereof, may engage in transactions with and perform services for DQE and its affiliates in the ordinary course of business.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference to DQE's most recent Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is included in such Annual Report which is incorporated herein by reference (which report, in the case of the Annual Report for the year ended December 31, 2001, expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting method to record an estimate of unbilled revenues for electricity delivered but not yet billed) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL OPINIONS

     Legal matters in connection with the securities will be passed upon for DQE and DQE Capital by David R. High, Esq., Vice President and General Counsel of DQE, and by Thelen Reid & Priest LLP, special counsel for DQE and DQE Capital, and for any agents, underwriters or dealers by counsel to be identified in the applicable prospectus supplement.

                               PENNSYLVANIA TAXES

     Individuals who are residents of Pennsylvania and who hold securities for their own account will not be subject to existing personal property taxes thereon in Pennsylvania, but DQE will be required to withhold from interest paid to such individuals Pennsylvania Corporate Loans Tax, currently at the rate of 4 mills per annum, on the principal amount of their securities.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee..................    $46,000
Printing expenses....................................................    100,000
Trustee fees and expenses............................................     15,000
Legal fees and expenses..............................................    150,000
Accounting fees and expenses.........................................     25,000
Rating Agency fees...................................................    100,000
Listing fees.........................................................     50,000
Miscellaneous........................................................     14,000
                                                                        --------
     Total...........................................................   $500,000
                                                                        ========
-------------------
     All of the above except the Securities and Exchange Commission registration fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DQE, INC.
---------

     Under the Restated Articles of DQE, to the fullest extent that the laws of the Commonwealth of Pennsylvania, as now or as hereafter amended, permit elimination or limitation of the liability of directors, no director of DQE shall be personally liable for monetary damages for any action taken, or any failure to take action, as a director.

     Under the By-Laws of DQE, the directors and officers of DQE are each entitled to be indemnified against reasonable expenses, including attorneys' fees, and any liability paid or incurred by them in connection with any actual or threatened claim, action, suit or other proceeding by reason of their being or having been a director or officer of DQE, or serving or having served at the request of DQE as a representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, except as prohibited by law.

     Section 1746(b) of the Pennsylvania Business Corporation Law prohibits indemnification in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     DQE maintains director and officer liability insurance covering the directors and officers of DQE and all its subsidiaries with respect to certain liabilities which may be incurred in connection with their service to DQE or any of its subsidiaries, including liabilities arising under the Securities Act of 1933, as amended. This insurance provides reimbursement to DQE and its subsidiaries up to policy limits for amounts paid to directors and officers pursuant to the indemnification provisions summarized above.

     Directors and officers of DQE may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Pennsylvania law. Furthermore, DQE, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a Prospectus Supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between DQE and such underwriters.

DQE CAPITAL CORPORATION
-----------------------

     Article 7 of DQE Capital's Articles of Incorporation provides, in relevant part, as follows:

          (a) No director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a Director; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Delaware, as in effect at the effective date of this Certificate of Incorporation or as thereafter amended. No amendment, modification or repeal of this paragraph (a) shall eliminate or limit the protection afforded by this paragraph (a) to a director with respect to any act or omission occurring before the effective date thereof.

          (b) (1) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person who was or is a party to or otherwise involved in (or threatened to be made a party to or otherwise involved in) any threatened, pending or completed action, suit or proceeding (hereinafter called an "Action"), whether civil, criminal, administrative or investigative (including without limitation any Action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other entity or enterprise, against expenses (including attorneys' fees) and against judgments, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by him in connection with such Action or any appeal therein.

          (2) The Corporation shall pay any such expenses incurred by a director or officer, or former director or officer, of the Corporation in defending any such Action in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled.

                              .  .  .  .  .  .  .  .

          (5) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any Person who is an Indemnified Person against any liability asserted against him and incurred by him in any capacity in respect of which he is an Indemnified Person, or arising out of his status in such capacity, whether or not the Corporation would have the power to indemnify him against such liability under this paragraph (b). As used in this Section "insurance" includes retrospectively rated and self-insured programs; provided, however, that no such program shall provide coverage for directors and officers which is prohibited by applicable law. The Corporation's indemnity of any person who is an Indemnified Person shall be reduced by any amounts such person may collect with respect to such liability (A) under any policy of insurance purchased and maintained on his behalf by the Corporation or (B) from any other entity or enterprise served by such person.

     The By-Laws of DQE Capital provide that DQE Capital shall provide, in certain circumstances, director and officer liability insurance covering its directors and officers for any liability arising out of their status as directors and officers of DQE Capital.

     Directors and officers of DQE Capital may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Delaware law. Furthermore, DQE Capital, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a Prospectus Supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between DQE Capital and such underwriters.

ITEM 16. EXHIBITS.

     Reference is made to the Exhibit Index filed herewith at page II-7, such
Exhibit Index being incorporated in this Item 16 by reference.

ITEM 17. UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of DQE, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against either registrant in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, AND COMMONWEALTH OF PENNSYLVANIA, ON MARCH 28, 2002.

                                         DQE, INC.


                                         BY   /S/ FROSINA C. CORDISCO
                                              ------------------------------
                                              NAME:   FROSINA C. CORDISCO
                                              TITLE:  VICE PRESIDENT AND
                                                      TREASURER


                                POWER OF ATTORNEY

     KNOWN ALL PERSONS BY THESE PRESENTS, THAT EACH OFFICER AND DIRECTOR OF DQE, INC. WHOSE SIGNATURE FOLLOWS CONSTITUTES AND APPOINTS MORGAN K. O'BRIEN, DAVID
R. HIGH AND FROSINA C. CORDISCO, AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) OF AND SUPPLEMENTS TO THIS REGISTRATION STATEMENT ON FORM S-3, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO EACH SUCH ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES TO ALL INTENTS AND PURPOSES AS FULLY AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SUCH ATTORNEY-IN-FACT AND AGENT, OR A SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES ON THE DATE OR DATES INDICATED.

        SIGNATURE                         TITLE                       DATE
        ---------                         -----                       ----

/s/ Morgan K. O'Brien
---------------------------
    Morgan K. O'Brien        President, Chief Executive Officer   March 28, 2002
                             and Director (Principal Executive
                             Officer)

/s/ Frosina C. Cordisco
---------------------------
    Frosina C. Cordisco      Vice President and Treasurer         March 28, 2002
                             (Principal Financial Officer)


/s/ Stevan R. Schott
---------------------------
    Stevan R. Schott         Vice President and Controller        March 28, 2002
                             (Principal Accounting Officer)


/s/ Daniel Berg
---------------------------
    Daniel Berg              Director                             March 28, 2002


/s/ Doreen E. Boyce
---------------------------
    Doreen E. Boyce          Director                             March 28, 2002


/s/ Robert P Bozzone
---------------------------
    Robert P. Bozzone        Director                             March 28, 2002


/s/ Charles C. Cohen
---------------------------
    Charles C. Cohen         Director                             March 28, 2002


/s/ Sigo Falk
---------------------------
    Sigo Falk                Director                             March 28, 2002


/s/ David M. Kelly
---------------------------
    David M. Kelly           Director                             March 28, 2002


/s/ Steven S. Rogers
---------------------------
    Steven S. Rogers         Director                             March 28, 2002

/s/ Eric W. Springer
---------------------------
    Eric W. Springer         Director                             March 28, 2002


/s/ John D. Turner
---------------------------
    John D. Turner           Director                             March 28, 2002

                                POWER OF ATTORNEY

     EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS FROSINA C. CORDISCO AND STEVAN R. SCHOTT, AND EACH OF THEM SEVERALLY, AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH PERSON AS ITS ATTORNEY-IN-FACT AND AGENT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.


                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 4TH DAY OF APRIL, 2002.


                                         DQE CAPITAL CORPORATION
                                         (REGISTRANT)


                                         BY /S/ FROSINA C. CORDISCO
                                            ---------------------------------
                                            FROSINA C. CORDISCO, PRESIDENT


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 4TH DAY OF APRIL, 2002.


        SIGNATURE                         TITLE                       DATE
        ---------                         -----                       ----

/s/ Frosina C. Cordisco      President and Director               April 4, 2002
---------------------------  (Principal Financial Officer)
    Frosina C. Cordisco


/s/ Stevan R. Schott         Vice President and Controller        April 4, 2002
---------------------------  (Principal Accounting Officer)
    Stevan R. Schott


/s/ Richard J. Ciora         Treasurer (Principal Financial       April 4, 2002
---------------------------  Officer)
    Richard J. Ciora


/s/ Frank A. Hoffmann        Director                             April 4, 2002
---------------------------
    Frank A. Hoffmann


/s/ Morgan K. O'Brien        Director                             April 4, 2002
---------------------------
    Morgan K. O'Brien

/s/ Victor A. Roque          Director                             April 4, 2002
---------------------------
    Victor A. Roque


/s/ Alexis Tsaggaris         Director                             April 4, 2002
---------------------------
    Alexis Tsaggaris

                                    DQE, INC.
                             DQE CAPITAL CORPORATION
                       REGISTRATION STATEMENT ON FORM S-3

                                  EXHIBIT INDEX


Exhibit
  No.                   Description and Method of Filing
-------                 --------------------------------
  1.1       Form of Selling Agency Agreement (including form of        To be filed by amendment or under
            Terms Agreement).                                          subsequent Form 8-K.
  1.2       Form of Underwriting Agreement.                            To be filed by amendment or under
                                                                       subsequent Form 8-K.
  3.1*      Articles of Incorporation of DQE, effective January 5,     Exhibit 3.1 to DQE, Inc.'s Annual Report
            1989.                                                      on Form 10-K for the year ended December
                                                                       31, 1989.
  3.2*      DQE Articles of Amendment, effective April 27, 1989,       Exhibit 3.2 to DQE, Inc.'s Annual Report
            containing Restated Articles of Incorporation.             on Form 10-K for the year ended December
                                                                       31, 1989.
  3.3*      DQE Articles of Amendment, effective February 8, 1993.     Exhibit 3.3 to DQE, Inc.'s Annual Report
                                                                       on Form 10-K for the year ended December
                                                                       31, 1992.
  3.4*      DQE Articles of Amendment, effective May 24, 1994.         Exhibit 3.4 to DQE, Inc.'s Annual Report
                                                                       on Form 10-K for the year ended December
                                                                       31, 1994.
  3.5*      DQE Articles of Amendment, effective April 20, 1995.       Exhibit 3.5 to DQE, Inc.'s Annual Report
                                                                       on Form 10-K for the year ended December
                                                                       31, 1995.
  3.6*      Statement with respect to the Preferred Stock, Series A    Exhibit 3.1 to the Form 10-Q Quarterly
            (Convertible) filed with the Pennsylvania Department of    Report of DQE for the quarter ended
            State on August 29, 1997.                                  September 30, 1997.
  3.7       Form of Statement with respect to series of Preferred      To be filed, if required, by amendment
            Stock.                                                     or under subsequent Form 8-K.
  3.8*      By-Laws of DQE, as amended through February 28, 2002,      Exhibit 3.7 to DQE, Inc.'s Annual Report
            and as currently in effect.                                on Form 10-K for the year ended December
                                                                       31, 2001.
  3.9*      Certificate of Incorporation of DQE Capital Corporation.   Exhibit 3.7 to Registration Statement on
                                                                       Form S-3 Nos. 333-80377 and 333-80377-01.
  3.10*     By-Laws of DQE Capital Corporation.                        Exhibit 3.8 to Registration Statement on
                                                                       Form S-3 Nos. 333-80377 and 333-80377-01.
  4.1       Form of Indenture from DQE to Bank One Trust Company,      To be filed, if required, by amendment
            NA, as Trustee.                                            or under subsequent Form 8-K.
  4.2       Form of Officer's Certificate establishing the form and    To be filed, if required, by amendment
            terms of DQE Debt Securities.                              or under subsequent Form 8-K.
  4.3*      Form of Indenture from DQE Capital Corporation and DQE,    Exhibit 4.1 to Registration Statement on
            Inc. to Bank One Trust Company, NA, as successor trustee.  Form S-3 Nos. 333-80377 and 333-80377-01.
  4.4*      Form of Officer's Certificate establishing the form and    Exhibit 4.1 to Registration Statement on
            terms of the DQE Capital Debt Securities.                  Form S-3 Nos. 333-80377 and 333-80377-01.
  4.5       Form of Purchase Contract Agreement.                       To be filed, if required, by amendment
                                                                       or under subsequent Form 8-K.


                                      II-9


Exhibit
  No.                   Description and Method of Filing
-------                 --------------------------------
  4.6       Form of Pledge Agreement.                                  To be filed, if required, by amendment
                                                                       or under subsequent Form 8-K.
  4.7       Form of Remarketing Agreement.                             To be filed, if required, by amendment
                                                                       or under subsequent Form 8-K.
  4.8       Form of Warrant Agreement.                                 To be filed, if required, by amendment
                                                                       or under subsequent Form 8-K.
  5.1       Opinion of David R. High, Esq.                             To be filed by amendment or under
                                                                       subsequent Form 8-K.
  5.2       Opinion of Thelen Reid & Priest LLP.                       To be filed by amendment or under
                                                                       subsequent Form 8-K.
   12*      Calculation of Ratio of Earnings to Fixed Charges.         Exhibit 12.1 to DQE, Inc. Annual Report
                                                                       on Form 10-K for the year ended December
                                                                       31, 2001.
  23.1      Consent of David R. High, Esq.                             To be filed as part of Exhibit 5.1.
  23.2      Consent of Thelen Reid & Priest LLP.                       To be filed as part of Exhibit 5.2.
  23.3      Consent of Deloitte & Touche LLP.                          Filed herewith on page II-11.
   24       Power of Attorney of Directors of DQE, Inc.                Filed herewith on page II-4.
            Power of Attorney of Directors of DQE Capital              Filed herewith on page II-7.
            Corporation.
  25.1      Statement of Eligibility of trustee under DQE Indenture.   To be filed, if required, by amendment
                                                                       or under subsequent Form 8-K.
  25.2      Statement of Eligibility of successor trustee under DQE    To be filed, if required, by amendment
            Capital Indenture.                                         or under subsequent Form 8-K.

----------------

* Previously filed as indicated and incorporated herein by reference.

                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of DQE, Inc. and DQE Capital Corporation on Form S-3 of our report dated January 29, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting method to record an estimate of unbilled revenues for electricity delivered but not yet billed), appearing in the Annual Report on Form 10-K of DQE, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
April 5, 2002


                                     II-11